As filed with the Securities and Exchange Commission on July 27, 2007
Registration No. 33-61648
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
KAYDON CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3186040
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
315 East Eisenhower Parkway
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices)(Zip Code)
KAYDON CORPORATION
1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(Full Title of the Plan)
John F. Brocci
Vice President Administration and Secretary
Kaydon Corporation
315 East Eisenhower Parkway
Ann Arbor, Michigan 48108
(Name and Address of Agent for Service)
Telephone Number, Including Area Code, of Agent for Service: (734) 747-7025
     No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE
Introduction
     Kaydon Corporation (“Kaydon”) registered an aggregate of 100,000 shares of its common stock (“Common Stock”) issuable under its 1993 Non-Employee Directors Stock Option Plan (the “Plan”) on a registration statement on Form S-8 (File No. 33-61648) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on April 22, 1993. The Registration Statement also covered an indeterminable additional number of shares issuable under the Plan.
Deregistration of Certain Shares
     As of the date hereof, all options to purchase Common Stock under the Plan have been exercised, and, the Plan has been terminated. Therefore, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on July 26, 2007.

Kaydon Corporation
By:	/s/ John F. Brocci
John F. Brocci
Vice President Administration and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on July 26, 2007.

Signature	Title

/s/ James O’Leary James O’Leary	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kenneth W. Crawford Kenneth W. Crawford	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ David A. Brandon David A. Brandon	Director

/s/ Timothy J. O’Donovan Timothy J. O’Donovan	Director

/s/ Thomas C. Sullivan Thomas C. Sullivan	Director